EXHIBIT 99.1

For Immediate Release – November 21, 2008

For Information Contact:

Curtis L. Hage, Chairman, President and CEO

Sioux Falls, South Dakota

Phone: (605) 333-7556

HF Financial Corp. Completes its Participation in Treasury Department’s Capital Purchase Program

SIOUX FALLS, SD, November 21 – HF Financial Corp. (NASDAQ: HFFC), today announced that it had successfully completed the sale of $25.0 million in preferred stock and a related warrant to the U.S. Department of the Treasury under its Capital Purchase Program (CPP).  “HF Financial Corp. and Home Federal Bank are pleased to be one of the first in our region to participate in this voluntary program,” said Curtis L. Hage, Chairman, President and CEO of HF Financial Corp.  Hage continued, “In addition to our currently well capitalized position, this new equity will serve to increase our capacity to lend and enhance our already strong support of economic activity and development in the communities we serve.  This is a very prudent means to execute upon our strategic business plan and we believe it adds value to our shareholders, customers, future customers and the communities and region we serve”.

The preferred stock issued will bear an annualized dividend rate of 5 percent for the initial five years it is outstanding, after which the dividend rate will increase to 9 percent.  The agreements for the transaction will be filed with the Securities and Exchange Commission on Form 8-K.

“HF Financial Corp. and Home Federal Bank are well-capitalized, but we are also in agreement with the Treasury Department that this additional capital can help stimulate the economic growth our nation now so vitally needs,” said Hage.  “In approving our participation in this program, which has been extended to viable banks such as ours, we believe we can increase our lending activities in the economically stable markets we serve.”

About HF Financial Corp.

HF Financial Corp., based in Sioux Falls, SD, is the parent company for financial service companies, including Home Federal Bank, Mid America Capital Services, Inc., dba Mid America Leasing Company, Hometown Investment Services, Inc. and HF Financial Group, Inc. As of September 30, 2008, the company had total assets of $1.1 billion and stockholders’ equity of $63.6 million. The company is the largest publicly traded savings association headquartered in South Dakota, with 33 offices in 19 communities, which includes a location in Marshall, Minnesota. Internet banking is also available at www.homefederal.com.

Forward-Looking Statements

This news release and other reports issued by the company, including reports filed with the Securities and Exchange Commission, contain “forward-looking statements” that deal with future results, expectations, plans and performance. In addition, the company’s management may make forward-looking statements orally to the media, securities analysts, investors or others. These forward-looking statements might include one or more of the following:

•                  The effect of the CPP on HF Financial Corp.’s future capacity to lend and future lending activities.

•                  Projections of income, loss, revenues, earnings or losses per share, dividends, capital expenditures, capital structure, tax benefit or other financial items.

•                  Descriptions of plans or objectives of management for future operations, products or services, transactions, investments and use of subordinated debentures payable to trusts.

•                  Forecasts of future economic performance.

•                  Use and descriptions of assumptions and estimates underlying or relating to such matters.

Forward-looking statements can be identified by the fact they do not relate strictly to historical or current facts. They often include words such as “optimism,” “look-forward,” “bright,” “pleased,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements about the company’s expected financial results and other plans are subject to certain risks, uncertainties and assumptions. These include, but are not limited to, the risks discussed in Part I, Item 1A “Risk Factors” of our most recent Annual Report on Form 10-K and the following: the current economic turmoil and its impact on capital markets and liquidity; possible legislative changes and adverse economic, business and competitive conditions and developments (such as shrinking interest margins and continued short-term rate environments); deposit outflows; reduced demand for financial services and loan products; changes in accounting policies or guidelines, or in monetary and fiscal policies of the federal government; changes in credit and other risks posed by the company’s loan and lease portfolios; the ability or inability of the company to manage interest rate and other risks; unexpected or continuing claims against the company’s self-insured health plan; the company’s use of trust preferred securities; the ability or inability of the company to successfully enter into a definitive agreement for and close anticipated transactions; technological, computer-related or operational difficulties; adverse changes in securities markets; results of litigation; or other significant uncertainties.

Forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Although the company believes its expectations are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in any forward-looking statements.